Exhibit 10.1

[EXECUTION COPY]

CREDIT AGREEMENT

dated as of October 6, 2008

among

WADDELL & REED FINANCIAL, INC.,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,
as Administrative Agent

BANC OF AMERICA SECURITIES LLC,
as Lead Arranger and Book Manager

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 3.01	—	Good Standing
Schedule 3.04	—	Financial Condition
Schedule 3.06	—	Disclosed Matters
Schedule 3.13	—	Subsidiaries
Schedule 6.02	—	Existing Indebtedness
Schedule 6.03	—	Existing Liens
Schedule 6.08	—	Existing Restrictions
Schedule 6.10	—	Sale/Leaseback Properties
Schedule 9.01	—	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS:

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B	—	Form of Note
Exhibit C-1	—	Form of Report Under Section 5.01(e)(A)
Exhibit C-2	—	Form of Report Under Section 5.01(e)(B)
Exhibit D	—	Form of Revolving Borrowing Request
Exhibit E	—	Form of Compliance Certificate

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of October 6, 2008, among WADDELL & REED FINANCIAL, INC. (the “Borrower”), the several financial institutions from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”).

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR Loan” means a Loan that bears interest based on the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted LIBO Rate =	LIBO Rate
1.00 – Eurodollar Reserve Percentage

“Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revenue Base” means the sum of Revenue Bases for all W&R Funds and for all other assets managed by the Borrower or any Subsidiary of the Borrower for other entities.

“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage (carried to the ninth decimal place) of the total Commitments represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating	Facility Fee	Eurodollar Loans	ABR Loans
1	> A- / A3	0.15%	1.10%	0.10%
2	BBB+ / Baa1	0.20%	1.30%	0.30%
3	BBB / Baa2	0.25%	1.50%	0.50%
4	BBB- / Baa3	0.30%	1.95%	0.95%
5	< BBB- / Baa3	0.40%	2.35%	1.35%

, where “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Borrower has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be the percentages per annum set forth opposite Pricing Level 3.  The Applicable Rate shall be subject to adjustment (upwards or downwards, as appropriate), effective as of the date on which S&P or Moody’s announces a rating change which results in a change in the Applicable Rate.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Termination Date or the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof) other than the Borrower, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied, which date is October 6, 2008.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate outstanding principal amount of such Lender’s Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, and (c) increased from time to time pursuant to Section 2.18.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, and the initial aggregate amount of the Commitments of the Lenders (as set forth on Schedule 2.01) is $175,000,000.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated September 2008 and furnished to the Lenders.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $1,000,000 for any fiscal year of the Borrower, and (f) any other non-cash charges.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $1,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Rating” has the meaning specified in the definition of Applicable Rate.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means when used with respect to any Loan, fee or other amount payable by the Borrower under any Loan Document, an interest rate per annum equal to (a) the Alternate Base Rate plus (b) the Applicable Rate, if any, applicable to ABR Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 or otherwise delivered in writing to each of the Lenders on or prior to the Closing Date.

“Distribution Fees” means all fees payable pursuant to a plan contemplated by Rule 12b-1 under the Investment Company Act of 1940, as amended, in connection with the distribution of shares of W&R Funds that are open-end funds.

“dollars” or “$” refers to lawful money of the United States of America.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure by the Borrower or any ERISA Affiliate to make when due any required contribution (including any required installment) under the pension funding rules to any Plan, determined without regard to whether such required contribution may be or has been waived, (c) the filing an application for a waiver of any required contribution under the pension funding rules, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. For this purpose, “pension funding rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in, with respect to plan years ending prior to the effective date as to any such Plan of the Pension Protection Act of 2006, Sections 401(a)(29) and 412 of the Code and Part 3, Subtitle I, of Title I of ERISA each as in effect prior to the Pension Protection Act of 2006 and, thereafter, Sections 412 and 430 through 436 of the Code and Part 3, Subtitle I, of Title I of ERISA each as in effect from time to time.

“Eurodollar Loan” means a Loan that bears interest based on the Adjusted LIBO Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The LIBO Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any backup withholding or branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender’s failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

“Existing Credit Agreement” means the Credit Agreement, dated as of October 7, 2005, among the Borrower, certain financial institutions, JPMorgan Chase Bank, N.A., as administrative agent and Bank of America as syndication agent.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding

Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated as of September 9, 2008, among the Borrower, the Administrative Agent and the Arranger.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body (including self-regulatory body), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, in any event, the SEC and any applicable state securities commission or similar body.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Increase Effective Date” has the meaning specified in Section 2.18.

“Increasing Lender” has the meaning specified in Section 2.18.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Capital Lease Obligations of such Person (but, for the avoidance of doubt, excluding any operating lease obligations), (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) net liabilities of such Person under Hedging Agreements, and (k) all Guarantees by such Person in respect of any of the foregoing.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Revolving Credit Termination Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and the Revolving Credit Termination Date and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration, after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be.

“Lenders” has the meaning specified in the introductory paragraph hereto.

“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, each Note and the Fee Letter.

“Management Contract” means an agreement, written or oral, pursuant to which the Borrower or any Subsidiary of the Borrower provides (a) investment advisory, management or administrative services to a W&R Fund, or (b) investment advisory or management services to any Person, including, without limitation, unregistered investment companies and personal or corporate investment accounts.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Asset Value” means, at any date of determination and with respect to any investment company or account manager, the “current net asset” value (as defined in Rule 2a-4 under the Investment Company Act of 1940, as amended), in the aggregate, of all outstanding redeemable securities issued by such investment company at such date.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under the Loan Documents or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

“Participant” has the meaning specified in Section 9.04(d).

“Participating Lender” has the meaning specified in Section 2.18.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an acquisition of a Person, or the assets of a Person or a line of business of a Person, in the same or a related line of business as the Borrower, provided that after giving effect to such acquisition (a) no Default or Event of Default shall have occurred and be continuing, (b) the Borrower shall be in compliance, on a pro forma basis, as of the end of the most recent fiscal quarter of the Borrower with the provisions of Section 6.01 after giving effect to such acquisition and the incurrence of any Indebtedness in connection therewith, and (c) in the case of an acquisition involving aggregate consideration valued at $20,000,000 or more, at least three Business Days prior to the date of such acquisition, the Borrower shall have furnished to the Administrative Agent and the Lenders a compliance certificate to the effect of clauses (a) and (b) showing in reasonable detail the calculations supporting the determination of compliance, on such a pro forma basis, with such provisions.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)           Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

(f)            judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII, so long as such judgment Liens are not in effect for more than 45 days;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, an investment-grade credit rating from S&P or from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 540 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           investments in newly created funds or investments intended for sale to newly created funds advised or managed by the Borrower and its Subsidiaries, in an aggregate amount (based upon book value on the books of the Borrower and its Subsidiaries) of not more than $40,000,000 at any time;

(e)           investments in funds advised or managed by the Borrower and its Subsidiaries for the benefit of the Borrower’s and its Subsidiaries’ senior executives and portfolio management personnel in conjunction with various nonqualified deferral compensation arrangements adopted by the Borrower and its Subsidiaries, in an aggregate amount (based on book value on the books of the Borrower and its Subsidiaries) of not more than $25,000,000 at any time;

(f)            fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(g)           other than those contained in clauses (a), (b), (c) and (e) above, United States dollar denominated fixed income securities and syndicated bank loans not to exceed $7,500,000 per issuer, with the exception of United States government securities, and not to exceed $7,500,000 per country, with the exception of the United States of America.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, for (i) the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of the Borrower’s capital stock, or (ii) any option, warrant or other right to acquire any shares of the Borrower’s capital stock.

“Revenue Base” means the sum of (a) the product of (i) with respect to each W&R Fund, the Net Asset Value of the W&R Fund on the date of calculation and with respect to assets managed for other entities, the market value or Net Asset Value of such assets on the date of calculation, and (ii) the rate provided for in the applicable Management Contract for determining the annual fee required for such advisory, management or administrative services on such date, and (b) Distribution Fees for such W&R Fund.

“Revolving Borrowing Request” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.03, which, if in writing, shall be substantially in the form of Exhibit D.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“Revolving Credit Termination Date” means October 5, 2009 or such earlier date as the Commitments shall terminate pursuant to the terms hereof (or, if such day is not a Business Day, the next preceding Business Day).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“S&P” means Standard & Poor’s.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type” when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“W&R Fund” means all closed-end funds and open-end mutual funds sponsored by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries provides investment advisory, management, administrative, supervisory, consulting, underwriting or similar services.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, the aggregate Revolving Credit Exposures shall not exceed the aggregate Commitments then in effect.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.  Loans may be ABR Loans or Eurodollar Loans, as further provided herein.

SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan to be made as a part of a Borrowing, continuation or conversion of Loans shall be made by the Lenders ratably in accordance with their Applicable Percentage.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)           Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  Each Borrowing of, conversion to, or continuation of Eurodollar Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to ABR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that a Borrowing of ABR Loans may be in an aggregate amount that is equal to the entire unused balance of the aggregate Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Interest Periods in effect with respect to Eurodollar Loans.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Loan if the Interest Period requested with respect thereto would end after the Revolving Credit Termination Date.

SECTION 2.03.  Requests for Borrowings, Conversions and Continuations of Loans.  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 10:00 a.m., New York City time (a) three (3) Business Days before the date of the proposed Borrowing of, conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to ABR Loans, or (b) one (1) Business Day before the date of the proposed Borrowing of any ABR Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.03 must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Borrowing Request, appropriately completed and signed by a Financial Officer of the Borrower.  Each such telephonic and written Revolving Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Loans;

(ii)                                  the aggregate amount of the Loans to be borrowed, converted or continued;

(iii)                               the date (which shall be a Business Day) of such Borrowing, conversion or continuation, as the case may be;

(iv)                              the Type of Loans to be borrowed or to which existing Loans are to be converted;

(v)                                 in the case of a Borrowing of, conversion to, or continuation of Eurodollar Loans, the duration of the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)                              the location and number of the Borrower’s account to which Loans are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Loan is specified in a Revolving Borrowing Request or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, ABR Loans.  Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans, but fails to specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

After the occurrence and during the continuance of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Loans without the consent of the Required Lenders.

Promptly following receipt of a Revolving Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing, conversion or continuation, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in this Section.

SECTION 2.04.  [Intentionally Omitted].

SECTION 2.05.  Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof in immediately available funds by 12:00 noon, New York City time, at the Administrative Agent’s Office.  Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent will make such Loans available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the applicable Revolving Borrowing Request.

(b)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate.  At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Alternate Base Rate promptly following the public announcement of such change.

(c)                                  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)                                 If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2.05, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)                                  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.06.  [Intentionally Omitted].

SECTION 2.07.  Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Revolving Credit Termination Date.

(b)                                 The Borrower may, upon notice to the Administrative Agent pursuant to Section 2.07(c), at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the aggregate Revolving Credit Exposures of all Lenders would exceed the total Commitments.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their Applicable Percentage.  All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

SECTION 2.08.  Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Article VII).

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)                                  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records maintained pursuant to paragraph (b).  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

SECTION 2.09.  Prepayment of Loans.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Loans in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)                                 The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Loan, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid and the Type(s) of Loans to be prepaid and, if Eurodollar Loans are to be prepaid, the Interest Period(s) of such Loans; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof and of the amount of such Lender’s Applicable Percentage of such prepayment.  Each partial prepayment of any Loans shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest on the amount prepaid as required pursuant to Section 2.11(e), together with any additional amounts required pursuant to Section 2.14.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(c)                                  If for any reason the aggregate Revolving Credit Exposure of all Lenders at any time exceeds the aggregate Commitments of all Lenders then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

SECTION 2.10.  Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee which shall accrue at the Applicable Rate on the daily amount of the aggregate Commitments of all Lenders (whether used or unused), during the Availability Period, including at any time during which one or more of the conditions in Section 4.02 is not met; provided, however, that, if the Lenders continue to have any outstanding Loans after the Availability Period, then such facility fee shall continue to accrue on the daily amount of the outstanding Loans from and including the date on which the aggregate Commitments of all Lenders are terminated to, but excluding, the date on which the Lenders cease to have any outstanding Loans.  Accrued facility fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Closing Date; provided that any facility fees accruing after the date on which the aggregate Commitments terminate shall be payable on demand.  The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrower shall pay to the Arranger and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)                                  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

SECTION 2.11.  Interest.  (a)  Subject to the provisions of subsection (d) below, the ABR Loans shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b)                                 Subject to the provisions of subsection (d) below, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Rate.

(c)                                  [Intentionally Omitted].

(d)                                 (i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Loans or any fee or other amount payable by the Borrower hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(e)                                  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) all accrued interest shall be payable upon the Revolving Credit Termination Date.

(f)                                    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.16(a), bear interest for one day.  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12.  Alternate Rate of Interest.  (a)  If, in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, the Required Lenders determine that for any reason (which determination shall be conclusive absent manifest error) that (a) dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for any requested Interest Period with respect to a proposed Eurodollar Loan; or (c) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for any requested Interest Period with respect to a proposed Eurodollar Loan will not adequately and fairly reflect the cost to such Lenders of funding such Loan, then the Administrative Agent shall give notice thereof to the Borrower and each Lender by telephone or telecopy as promptly as practicable thereafter.  Until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, (i) any Revolving Borrowing Request that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective, and (ii) if any Revolving Borrowing Request requests a Borrowing of Eurodollar Loans, such Borrowing shall be made as an ABR Loan.

(b)                                 If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans.

SECTION 2.13.  Increased Costs.  (a)  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)                                  subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)                               impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made hereunder, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                                  Subject to Section 2.13(d), all of the Borrower’s obligations under this Section 2.13 shall survive termination of the Commitments, repayment of all Loans and other obligations hereunder, and resignation of the Administrative Agent.

SECTION 2.14.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, by reason of acceleration, or otherwise), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate (in the case of a Eurodollar Loan) for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.  All of the Borrower’s obligations under this Section 2.14 shall survive termination of the Commitments, repayment of all Loans and other obligations hereunder, and resignation of the Administrative Agent.

SECTION 2.15.  Taxes.  (a)  Any and all payments by or an account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                               In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                (i) The Borrower shall indemnify the Administrative Agent and each Lender within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)                                  Without limiting the provisions of subsection (a), (b) or (c) above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e).  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender.

(d)                               As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                (i)  Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan

Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)                                Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)                            any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)                              each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)                                    properly completed and executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)                                properly completed and executed originals of Internal Revenue Service Form W-8ECI,

(III)                            properly completed and executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)                            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate, in form and substance reasonably acceptable to the Borrower, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) properly completed and executed originals of Internal Revenue Service Form W-8BEN, or

(V)                                properly completed and executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)                               Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)                                    Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

(g)                                 All of the Borrower’s obligations under this Section 2.15 shall survive termination of the Commitments, repayment of all Loans and other obligations hereunder, and resignation of the Administrative Agent.

(h)                                 If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative

Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Sections 2.13, 2.14 or 2.15, or otherwise) to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office prior to 12:00 noon, New York City time, on the date when due, in immediately available funds.  Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender (or as otherwise directed by such Lender).  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 If at any time the funds received by the Administrative Agent hereunder are insufficient to pay fully all principal, interest, fees and other amounts then due and payable under this Agreement or any other Loan Document, such funds shall be applied as set forth in Article VII.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participations in the Loans of other Lenders, or make such other adjustments as shall be equitable, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e)                                  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.03(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 9.03(c).

(f)                                    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.05(c), 2.16(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if the Borrower is required to pay any additional amount as a result of a Lender, pursuant to Section 2.02(b), making its Loans through a particular domestic or foreign branch of such Lender or through an Affiliate of such Lender, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15 or as a result of the exercise of its discretion under Section 2.02(b), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.04, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments, and (iv) such assignment does not conflict with applicable laws.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.18.  Increase in Commitments.

(a)                                  Provided no Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the aggregate amount of the Commitments by an amount (for all such requests) not exceeding $25,000,000 in the aggregate; provided that any such request for an increase shall be in a minimum amount of $10,000,000.  Any such increase in the aggregate Commitments may be provided by any Lender willing to participate in such increase (each such Lender, a “Participating Lender”), or, subject to the approval of the Administrative Agent, Eligible Assignees designated by the Borrower that are willing to participate in such increase (each, an “Increasing Lender”) and to become Lenders pursuant to a “Joinder Agreement”, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Increasing Lender shall become a party to this Agreement.  The Administrative Agent and the Borrower shall determine (A) the final allocation of such increase among the Participating Lenders and Increasing Lenders and Schedule 2.01 attached hereto shall be automatically updated to reflect the same and (B) the effective date (the “Increase Effective Date”) of any such increase.  Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder.

(b)                                 As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a duly authorized officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase (which may be covered in resolutions authorizing Borrowings on and after the Closing Date), and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent financial statements furnished in connection with the statements delivered pursuant to clauses (a) and (b) of Section 5.01, and (B) no Default has occurred and is continuing.  The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.14) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(c)                                  This Section 2.18 shall supersede any provisions in Section 2.16(c) or Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Powers.  The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted.  Each Subsidiary of the Borrower is duly organized, validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except as set forth on Schedule 3.01, is in good standing under the laws of the jurisdiction of its organization.  Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its Subsidiaries (a) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and (b) has all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets.

SECTION 3.02.  Authorization; Enforceability.  The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order, injunction, writ or decree of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04.  Financial Condition; No Material Adverse Effect.  (a)  The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended 2006 and 2007, reported on by KPMG LLP, an independent registered public accounting firm, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended March 31, 2008 and June 30, 2008, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.  The Borrower and its Subsidiaries do not have any Guarantees, contingent liabilities, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case, that are required by GAAP to be reflected or disclosed in such financial statements, that are not reflected or disclosed in the most recent financial statements referred to in this paragraph, except as disclosed on Schedule 3.04.

(b)                                 Since December 31, 2007, there has been no event, development or circumstance that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters).

SECTION 3.05.  Properties.  (a)  Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, and none of such property is subject to any Lien except as permitted by Section 6.03.

(b)                                 Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

(b)                                 Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

(c)                                  Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07.  Compliance with Laws and Agreements.  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments (including any material investment advisory or management agreements) binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.  Investment and Holding Company Status.  (a)  Neither the Borrower nor any of its Subsidiaries is (i) an “investment company”, or a company “controlled” by an “investment company”, each as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005.  Except for net capital and other requirements imposed on registered broker-dealers, neither the Borrower nor any of its Subsidiaries is subject to any regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

(b)                                 The Borrower and each Subsidiary of the Borrower which is engaged in investment advisory or investment management activities is, and at all times will be, duly registered as an investment adviser as and to the extent required under the Investment Advisers Act of 1940, as amended; and each Subsidiary of the Borrower which is engaged in broker-dealer business is, and at all times will be, duly registered as a broker-dealer as and to the extent required under the Securities Exchange Act of 1934, as amended, and, as and to the extent required, is, and at all times will be, a member in good standing of the Financial Industry Regulatory Authority.

SECTION 3.09.  Taxes.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such

Subsidiary, as applicable, has set aside on its books adequate reserves, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which a liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 158) did not, as of the date of the most recent audited financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 158) did not, as of the date of the most recent audited financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11.  Disclosure.  The Borrower has disclosed or made available to the Lenders all agreements and instruments to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the execution and delivery of this Agreement or the other Loan Documents or furnished to the Lenders pursuant hereto or thereto (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and forward-looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.  No Default.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.13.  Subsidiaries.  Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Part (a) of Schedule 3.13 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or restricted stock granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.  The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 3.13.  All of the outstanding Capital Stock of the Subsidiaries owned by the Borrower have been validly issued, are fully paid and nonassessable and are owned free and clear of all Liens.  All of the outstanding Capital Stock in the Borrower has been validly issued and are fully paid and nonassessable.

SECTION 3.14.  Federal Regulations.  No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect in any manner that violates the provisions of the Regulations of the Board or for any other purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.  No more than 25% of the consolidated assets of the Borrower and its Subsidiaries (excluding treasury shares) consist of “margin stock” under Regulation U as now and from time to time hereafter in effect.

SECTION 3.15.  No Burdensome Restrictions.  No Requirement of Law or Contractual Obligation of the Borrower could reasonably be expected to have a Material Adverse Effect.

SECTION 3.16.  Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

SECTION 3.17.  Taxpayer Identification Number.  The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 9.01.

ARTICLE IV

Conditions

SECTION 4.01.  Conditions to Closing Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 9.02):

(a)                                  The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a duly authorized officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)                               such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions;

(iv)                              a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Daniel C. Schulte, the general counsel of the Borrower, covering such matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent and the Required Lenders shall reasonably request;

(v)                                 a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Fulbright & Jaworski L.L.P., counsel to the Borrower, as to the enforceability of this Agreement and the other Loan Documents;

(vi)                              a certificate signed by the President, a Vice President or a Financial Officer of the Borrower, certifying (a) that the representations and warranties of the Borrower set forth in this Agreement are true and correct on and as of the Closing Date, (b) that no Default has occurred and is continuing as of the Closing Date or would result from any Borrowing to occur on the Closing Date, (c) that since December 31, 2007, there has been no event, development or circumstance that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and (d) the current Debt Ratings of the Borrower;

(vii)                           incumbency certificates and/or other certificates of duly authorized officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each officer of the Borrower authorized to act on behalf of the Borrower in connection with this Agreement and the other Loan Documents;

(viii)                        evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated;

(ix)                                such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)                                 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including, without limitation, fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent)) required to be reimbursed or paid by the Borrower hereunder.

(c)                                  All governmental and third party approvals necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(d)                                 The Lenders shall have received (a) audited consolidated financial statements of the Borrower for the 2006 and 2007 fiscal years, and (b) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (a) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

(e)                                  The Closing Date shall have occurred on or before October 6, 2008.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on October 6, 2008 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions:

(a)                                  The representations and warranties of the Borrower set forth in this Agreement (with the exception of the representation and warranty contained in Section 3.04(b)) shall be true and correct on and as of the date of such Borrowing except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent financial statements furnished in connection with the statements delivered pursuant to clauses (a) and (b) of Section 5.01, as applicable.

(b)                                 At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c)                                  The Administrative Agent shall have received a Revolving Borrowing Request in accordance with the requirements hereof.

Each Borrowing and the increase of the aggregate Commitments pursuant to Section 2.18 shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section (with references to “such Borrowing” being deemed to be references to any such increase, as appropriate), provided that such increase of the aggregate Commitments shall also be deemed to constitute a representation and warranty by the Borrower that the matters specified in Section 3.04(b) are true and correct on and as of the date thereof.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)                                  within 90 days after the end of each fiscal year of the Borrower, the annual report of the Borrower on Form 10-K filed by the Borrower with the SEC;

(b)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the quarterly report of the Borrower on Form 10-Q filed by the Borrower with the SEC;

(c)                                  concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)                                 promptly after the same become publicly available, copies of all annual reports on Form 10-K, all quarterly reports on Form 10-Q, all reports on Form 8-K (except for such reports required to be filed pursuant to Item 2.02 of Form 8-K) and all proxy statements, filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)                                  after the end of each calendar month, (i) a schedule of the Net Asset Value of the investment companies and accounts managed by the Borrower and its Subsidiaries on the last day of such calendar month and certain other information, substantially in the form of Exhibit C-1, and (ii) a schedule showing the calculation of the Aggregate Revenue Base as of the end of such calendar month, and an analysis of changes from the preceding calendar month, substantially in the form of Exhibit C-2, or in such other form as may be reasonably satisfactory to the Administrative Agent;

(f)                                    promptly, and in any event within five Business Days after receipt thereof by the Borrower or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any non-routine investigation or possible non-routine investigation or other non-routine inquiry by such agency regarding financial or other operational results of the Borrower or any of its Subsidiaries;

(g)                                 promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.01;

(h)                                 promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to paragraphs (a), (b) and (d) of this Section 5.01 (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent and/or the Lenders, as required, as the case may be, that such documents have been posted on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 or at such other website address listed in such notice and accessible by the Administrative Agent and the Lenders without charge (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section 5.01 to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 5.02.  Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)                                  the occurrence of any Default;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

(d)                                 any suspension or termination of the registration of the Borrower or any of its Subsidiaries as an investment adviser under the Investment Advisers Act of 1940, as amended, or any cancellation or expiration without renewal of any material investment advisory agreement or similar contract to which the Borrower or any of its Subsidiaries is a party;

(e)                                  of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

(f)                                    of any announcement by Moody’s or S&P of any change in a Debt Rating; and

(g)                                 any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.  The Borrower may, by delivering to the Administrative Agent written notice specifically referring to this Section 5.02, notify the Lenders that the Borrower wishes to amend any Schedule to this Agreement to include information about events, occurrences, or transactions arising after the Closing Date that would render untrue any representation or warranty by the Borrower under or pursuant to this Agreement.  Such amendment will be deemed effective as of the date that such notice is delivered to the Administrative Agent upon the Administrative Agent giving notice to the Borrower and the Lenders within 10 Business Days from the receipt thereof that the Required Lenders have consented thereto; provided, however, that the consent of the Required Lenders shall not be required to amend Schedule 3.13 and Schedule 9.01.

SECTION 5.03.  Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04, and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.04.  Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.  Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.  Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full,

true and correct entries in conformity with GAAP consistently applied shall be made of all dealings and transactions in relation to its business and activities, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

SECTION 5.07.  Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintain all registrations and memberships with any Governmental Authority, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.  Use of Proceeds.  The proceeds of the Loans will be used to finance the payment by the Borrower of outstanding Indebtedness under the Existing Credit Agreement, to pay related fees and expenses and for general corporate purposes not in contravention of any law, including but not limited (a) to repurchase shares of the Borrower’s Class A Common Stock, and (b) to consummate Permitted Acquisitions.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 5.09.  Environmental Laws.  The Borrower will, and will cause each of its Subsidiaries to, (a) comply with all applicable Environmental Laws, and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except in each case to the extent that non-compliance therewith could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.  Financial Condition Covenants.

(a)                                  Consolidated Leverage Ratio.  The Borrower shall not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter to equal or exceed the ratio of 3.0 to 1.0.

(b)                                 Consolidated Interest Coverage Ratio.  The Borrower shall not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter to be less than or equal to the ratio of 4.0 to 1.0.

SECTION 6.02.  Indebtedness.  The Borrower will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(a)                                  Indebtedness existing on the date hereof and set forth in Schedule 6.02, but not any extensions, renewals or replacements of any such Indebtedness and without increasing, or shortening the maturity of, the principal amount thereof;

(b)                                 Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

(c)                                  Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $10,000,000 at any time outstanding;

(d)                                 Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

(e)                                  Indebtedness of any Subsidiary as an account party in respect of trade letters of credit; and

(f)                                    Other unsecured Indebtedness (including unsecured Guarantees of Indebtedness of the Borrower) in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

SECTION 6.03.  Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                                  Permitted Encumbrances;

(b)                                 any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.03; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary, and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

(c)                                  any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

(d)                                 Liens on property, plant and equipment acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.02, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 70% of the cost of acquiring, constructing or improving such property, plant and equipment, and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

SECTION 6.04.  Fundamental Changes.  (a)  The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any other Person, including a Subsidiary, may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, and (v) so long as no Event of Default has occurred or is continuing or would result therefrom, the Borrower may merge into or consolidate with another Person in a transaction in which such other Person is the surviving entity if such other Person (x) is organized and validly existing under the laws of the United States or any State thereof, (y) such Person shall assume all obligations of the Borrower hereunder, pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, and (z) the Administrative Agent shall have received a favorable opinion of counsel to such other Person covering such matters relating to such assumption as the Administrative Agent may reasonably request, and which opinion shall otherwise be in form and substance satisfactory to the Administrative Agent; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

(b)                                 The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.05.  Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements.  (a)  The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(i)                                     Permitted Investments;

(ii)                                  investments by the Borrower in the capital stock of its Subsidiaries (whether now existing or formed following the Closing Date);

(iii)                               loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

(iv)                              Guarantees constituting Indebtedness permitted by Section 6.02;

(v)                                 Permitted Acquisitions; and

(vi)                              other investments, loans, advances, guarantees or acquisitions in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

(b)                                 The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for purposes of speculation or taking a “market view”.

SECTION 6.06.  Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower or any of its Subsidiaries may declare and pay dividends (whether in cash, securities or other property) with respect to its capital stock provided that, in the case of any such declaration or payment by the Borrower, no Default or Event of Default has occurred or is continuing or would result therefrom, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, and (c) the Borrower may, in addition to the foregoing, repurchase shares of the Borrower’s Class A Common Stock and options therefor granted by the Borrower pursuant to its employee stock option plans.

SECTION 6.07.  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, and (c) any Restricted Payment permitted by Section 6.06.

SECTION 6.08.  Restrictive Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.09.  Capital Expenditures.  The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $40,000,000 in the aggregate during the term of this Agreement.

SECTION 6.10.  Sales and Leasebacks.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (a “Sale/Leaseback Transaction”), except Sale/Leaseback Transactions entered into with respect to the real property listed on Schedule 6.10.

SECTION 6.11.  Changes in Fiscal Periods.  The Borrower will not permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

SECTION 6.12.  Optional Payments and Modifications of Certain Debt Instruments.  The Borrower will not permit any of its Subsidiaries to make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease any Indebtedness, or amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness (other than any such amendment, modification, waiver or other change that would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon).

SECTION 6.13.  Use of Proceeds.  The Borrower will not use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Regulations of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case so as to result in a violation of Regulation U.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been materially incorrect when made or deemed made;

(d)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 501, 5.02, 5.03 (with respect to the Borrower’s existence), 5.06 (with respect to the inspection rights of the Administrative Agent and the Lenders) or 5.08 or in Article VI;

(e)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f)            the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)            an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          any material provision of this Agreement or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations of the Borrower hereunder or thereunder, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(n)           a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and/or (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

After the exercise of remedies provided for in this Article VII (or after the Loans have automatically become immediately due and payable after the occurrence of any event with respect to the Borrower described in clause (h) or (i) of this Article), any amounts received on account of all Loans, fees and other obligations of the Borrower accrued hereunder, shall be applied by the Administrative Agent in the following order:

(i)            First, to payment of that portion of the obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.13, 2.14 and 2.15) payable to the Administrative Agent in its capacity as such;

(ii)           Second, to payment of that portion of the obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Sections 2.13, 2.14 and 2.15), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(iii)          Third, to payment of that portion of the obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

(iv)          Fourth, to payment of that portion of the obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

(v)           Last, the balance, if any, after all of the other obligations and amounts due and payable hereunder have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.  Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

SECTION 8.02.  Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.  Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and Article VII) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06.  Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative

Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.07.  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, the Arranger shall have no powers, duties or responsibilities under this Agreement.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices; Effectiveness; Electronic Communication.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower or the Administrative Agent to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE

BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Each of the Borrower and the Administrative Agent Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)           The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02.  Waivers; Amendments; Enforcement.  (a)  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)           No Loan Document or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) waive any condition set forth in Section 4.01(a) without the written consent of each Lender, (ii) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Article VII) without the written consent of such Lender, (iii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, fees or other amounts due to the Lenders (or any of them), or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (v) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the  written consent of each Lender; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(c)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.16), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any bankruptcy or insolvency proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.16, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the

Administrative Agent (or any sub-agent thereof), or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any such Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.16(e).

(d)           To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           All amounts due under this Section shall be payable not later than five (5) days after written demand therefor.

(f)            The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other obligations hereunder.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the

Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.

(e)           A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.  Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any fee or any other amount payable hereunder shall remain unpaid or unsatisfied.  The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.  Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document owing to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (excluding the laws applicable to conflicts or choice of law to the extent that the application of the law of another jurisdiction would be required thereby).

(a)           The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b)           The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or in any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.18 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower  hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.15.  USA Patriot Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The

Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

WADDELL & REED FINANCIAL, INC.

By:	/s/ Daniel P. Connealy
Name:	Daniel P. Connealy
Title:	Senior Vice President and Chief
Financial Officer

Administrative Agent:

BANK OF AMERICA, N.A.

By:	/s/ Hichem Kerma
	Name:	Hichem Kerma
	Title:	Assistant Vice President

Lenders:

BANK OF AMERICA, N.A.

By:	/s/ Hichem Kerma
	Name:	Hichem Kerma
	Title:	Assistant Vice President

UMB BANK, n.a.

By:	/s/ David A. Proffitt
	Name:	David A. Proffitt
	Title:	Senior Vice President

The Bank of New York Mellon

By:	/s/ Thomas McGinley
	Name:	Thomas McGinely
	Title:	Vice President

SOCIETE GENERALE

By:	/s/ Edith L. Hornick
	Name:	Edith L. Hornick
	Title:	Managing Director

The Bank of Nova Scotia

By:	/s/ David Mahmood
	Name:	David Mahmood
	Title:	Managing Director

COMMERCE BANK, N.A.

By:	/s/ R. David Emley, Jr.
	Name:	R. David Emley, Jr.
	Title:	Vice President

BANK MIDWEST, N.A.

By:	/s/ Brian Bower
	Name:	Brian Bower
	Title:	Vice President

2

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

1            For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2            For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3            Select as appropriate.

4            Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Waddell & Reed Financial, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement:      Credit Agreement, dated as of October 6, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Waddell & Reed Financial, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment for all Lenders[7]	Amount of Commitment Assigned	Percentage Assigned of Commitment		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date:	][8]

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

5            List each Assignor, as appropriate.

6            List each Assignee, as appropriate.

7            Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8            To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][9] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

[Consented to:][10]

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

9            To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

10          To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (excluding the laws applicable to conflicts or choice of law to the extent that the application of the law of another jurisdiction would be required thereby).

EXHIBIT B

FORM OF NOTE

,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [NAME OF LENDER] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 6, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Remainder of Page Left Intentionally Blank]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit C-1

WADDELL & REED, INC. MUTUAL FUND MANAGEMENT FEES

2008 Actual ($000)

																% Inc
																(Dec)	Total
														% of	Variance	2007	Year
Management Fees	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Y-T-D	Total	From L-Y	Actual	2007
W&R ADVISORS FUNDS

Con’t Income
Retirement Shares
Asset Strategy
Dividend Income

Growth/Income Funds

Accumulative
Science & Technology
Int’l Growth
Tax-Managed Equity
Value
Vanguard
New Concepts
Small Cap
Core Investment
Energy

Equity Funds

Bond
Municipal Bond
High Income
Global Bond
Gov’t Securities
Municipal High Income

Fixed Funds

TOTAL LONG-TERM FUNDS

Cash Management

TOTAL W&R ADVISORS FUNDS
IVY FUNDS

Asset Strategy
Dividend Income

Growth/Income Funds

Core Equity
Small Cap
Science & Technology
Large Cap Growth
Mid Cap Growth
Capital Appreciation
Pacific Opportunities
Global Natural Resources
International Value
European Opportunities
Cundill Global Value
International
Balanced
International Balanced
Real Estate Securities
Small Cap Value
Value
Energy
Managed European/Pacific
Managed International Opportunities

Equity Funds

IVY FUNDS (cont)

Municipal Bond
Limited-Term Bond
High Income
Bond
Mortgage Securities

Exhibit C-1

WADDELL & REED, INC. MUTUAL FUND MANAGEMENT FEES

2008 Actual ($000)

																% Inc
																(Dec)	Total
														% of	Variance	2007	Year
Management Fees	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Y-T-D	Total	From L-Y	Actual	2007
Global Bond

Fixed Funds

Money Market

TOTAL IVY FUNDS

W&R TARGET FUNDS

Core Equity
Growth
Bond
High Income
Money Market
International Growth
Small Cap
Balanced
Asset Strategy
Science & Technology
Value
Dividend Income
Real Estate Securities
Mortgage Securities
Mid Cap Growth
Global Natural Resources
Small Cap Value
Microcap Growth
International Value
Energy

TOTAL W&R TARGET FUNDS

GRAND TOTAL MGMT. FEES

DAILY AVERAGE

Equity
Fixed

Exhibit C-1

Change in Mutual Fund Assets Under Management	August 2008
(Millions)	Month to Date

	Net Assets			Net	Net	Dividends	Net Investment	Dividends	Valuation	Net Assets
	at 7-31-08	Sales	Redemptions	Sales	Exchanges	Reinvested	Income	Paid	Change	at 8-31-08
Waddell & Reed Advisors Funds
Accumulative
Asset Strategy
Bond
Cont Income
Core Investment
Dividend Opportunities
Energy
Global Bond
Government Securities
High Income
International Growth
Municipal Bond
Municipal High Income
New Concepts
Retire Shares
Science & Technology
Small Cap
Tax-Managed Equity
Value
Vanguard
Subtotal of Long -Term Funds
Cash Management
Waddell & Reed Advisors Funds Total

Ivy Funds
Asset Strategy
Balanced
Bond
Capital Appreciation
Core Equity
Cundill Global Value
Dividend Opportunities
Energy
European Opportunities
Global Natural Resources
Global Bond
High Income
International Balanced
International Core Equity
International Growth
Large Cap Growth
Limited-Term Bond
Managed European/Pacific
Managed Int’l Opportunities
Mid Cap Growth
Mortgage Securities
Municipal Bond
Pacific Opportunities
Real Estate
Science & Technology
Small Cap Growth
Small Cap Value
Value
Subtotal of Long -Term Funds
Money Market
Subtotal of Money Market
Less Eliminations- Underlying Funds of Funds (1)
Ivy Funds Total

Exhibit C-1

Change in Mutual Fund Assets Under Management	August 2008
(Millions)	Month to Date

	Net Assets			Net	Net	Dividends	Net Investment	Dividends	Valuation	Net Assets
	at 7-31-08	Sales	Redemptions	Sales	Exchanges	Reinvested	Income	Paid	Change	at 8-31-08

InvestEd Funds
InvestEd Balanced
InvestEd Conservative
InvestEd Growth
InvestEd Funds Total

Ivy VIP Funds
Asset Strategy
Balanced Port
Bond
Core Equity
Dividend Opportunities
Energy
Global Natural Resources
Growth
High Inc
International Growth
International Value
Microcap Growth
Mid Cap Growth
Money Mkt
Mortgage Securities
Pathfinder- Agressive Portfolio
Pathfinder- Conservative Portfolio
Pathfinder- Moderate Portfolio
Pathfinder- Moderately Agressive Portfolio
Pathfinder- Moderately Conservative Portfolio
Real Estate
Science & Technology
Small Cap Port
Small Cap Value
Value
Less Eliminations- Underlying Funds of Funds (1)
Ivy VIP Funds Total *
Summary of All Funds
Long-Term Funds
Money Market Funds **
Less Eliminations- Underlying InvestEd Funds (1)
All Mutual Funds

Exhibit C -1

Change in Mutual Fund Assets Under Management	August 2008
(Millions)	Year to Date

	Net Assets			Net	Net	Dividends	Net Investment	Dividends	Valuation	Net Assets
	at 12-31-07	Sales	Redemptions	Sales	Exchanges	Reinvested	Income	Paid	Change	at 8-31-2008

Waddell & Reed Advisors Funds
Accumulative
Asset Strategy
Bond
Cont Income
Core Investment
Dividend Opportunities
Energy
Global Bond
Government Securities
High Income
International Growth
Municipal Bond
Municipal High Income
New Concepts
Retire Shares
Science & Technology
Small Cap
Tax-Managed Equity
Value
Vanguard
Subtotal of Long -Term Funds
Cash Management
Waddell & Reed Advisors Funds Total

Ivy Funds
Asset Strategy
Balanced
Bond
Capital Appreciation
Core Equity
Cundill Global Value
Dividend Opportunities
Energy
European Opportunities
Global Natural Resources
Global Bond
High Income
International Balanced
International Core Equity
International Growth
Large Cap Growth
Limited-Term Bond
Managed European/Pacific
Managed Int’l Opportunities
Mid Cap Growth
Mortgage Securities
Municipal Bond
Pacific Opportunities
Real Estate
Science & Technology
Small Cap Growth
Small Cap Value
Value
Subtotal of Long -Term Funds
Money Market
Subtotal of Money Market
Less Eliminations- Underlying Funds of Funds (1)
Ivy Funds Total

Exhibit C-1

Change in Mutual Fund Assets Under Management	August 2008
(Millions)	Year to Date

	Net Assets			Net	Net	Dividends	Net Investment	Dividends	Valuation	Net Assets
	at 12-31-07	Sales	Redemptions	Sales	Exchanges	Reinvested	Income	Paid	Change	at 8-31-2008

InvestEd Funds
InvestEd Balanced
InvestEd Conservative
InvestEd Growth
InvestEd Funds Total

Ivy VIP Funds
Asset Strategy
Balanced Port
Bond
Core Equity
Dividend Opportunities
Energy
Global Natural Resources
Growth
High Inc
International Growth
International Value
Microcap Growth
Mid Cap Growth
Money Mkt
Mortgage Securities
Pathfinder- Agressive Portfolio
Pathfinder- Conservative Portfolio
Pathfinder- Moderate Portfolio
Pathfinder- Moderately Agressive Portfolio
Pathfinder- Moderately Conservative Portfolio
Real Estate
Science & Technology
Small Cap Port
Small Cap Value
Value
Less Eliminations- Underlying Funds of Funds (1)
Ivy VIP Funds Total*
Summary of All Funds
Long-Term Funds
Money Market Funds **
Less Eliminations- Underlying InvestEd Funds (1)
All Mutual Funds

Exhibit C-2

Waddell & Reed Financial, Inc. - Consolidated

Statement of Operations

For the period indicated in each column heading

Dollar amounts in thousands except per share amounts

	QTD Aug-2008	QTD May-2008	Variance Dollars	Variance Percent	QTD Aug-2008	QTD Aug-2007	Variance Dollars	Variance Percent	YTD Aug-2008	YTD Aug-2007	Variance Dollars	Variance Percent

REVENUES:
Investment management fees
Underwriting & distribution fees
Shareholder service fees
Investment & other revenue

TOTAL REVENUE

	Aug-2007	Sep-2007	Oct-2007	Nov-2007	Dec-2007	Jan-2008	Feb-2008	Mar-2008	Apr-2008	May-2008	Jun-2008	Jul-2008	Aug-2008

REVENUES:
Investment management fees
Underwriting & distribution fees
Shareholder service fees
Investment & other revenue

TOTAL REVENUE

EXHIBIT D

FORM OF REVOLVING BORROWING REQUEST

Date:                          ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 6, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”).

The undersigned hereby requests (select one):

☐  A Borrowing of Loans

☐  A conversion or continuation of Loans

1.        On                                                                                     (a Business Day).

2.        In the amount of $

3.        Comprised of

[Type of Loan requested/converted/continued]

4.        For Eurodollar Loans:  with an Interest Period of       months

5.        For Borrowings: to be disbursed to the following account of the Borrower

[The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

D-1

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Borrowing.]11

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

11             Include these sentences in the case of a Borrowing of Loans.

D-2

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                   ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 6, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Waddell & Reed Financial, Inc. (the “Borrower”), the several financial institutions from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent”).

The undersigned hereby certifies as of the date hereof that he/she is the                                                                  12 of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.          The Borrower has delivered the year-end financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.          The Borrower has delivered the financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.

2.          The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.          A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

12 Must be a Financial Officer.

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.          Since the date of the financial statements furnished pursuant to Section 3.04 of the Agreement, to the best knowledge of the undersigned,

[select one:]

[no change in GAAP or in the application thereof has occurred.]

—or—

[the following changes in GAAP have occurred, and the effect of such change on the financial statements accompanying this Certificate is as follows:]

6.          The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                               ,                    .

WADDELL & REED FINANCIAL, INC.

By:
Name:
Title:

For the Quarter/Year ended                                  ,            (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 6.01(a) – Consolidated Leverage Ratio.

	A.	Consolidated Total Debt at Statement Date		$

	B.	Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on above date (“Subject Period”):

		1.	Consolidated Net Income for Subject Period:	$

		2.	Income tax expense for Subject Period:	$

3.

Interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) for Subject Period:

$

		4.	Depreciation and amortization expenses for Subject Period:	$

		5.	Amortization of intangibles (including, but not limited to, goodwill) and organization costs for Subject Period:	$

6.

Extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) for Subject Period:

$ [13]

		7.	Other non-cash reductions of Consolidated Net Income for Subject Period:	$

		8.	Consolidated EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 + 6 + 7):	$

	C.	Consolidated Leverage Ratio (Line I.A ÷ Line I.B.8):		to 1

Must not equal or exceed a ratio of 3.0 to 1.0

In Compliance: Yes / No

13  AMOUNTS REFERRED TO IN LINE I.B.6 SHALL NOT, IN THE AGGREGATE, EXCEED $1,000,000 FOR ANY FISCAL YEAR OF THE BORROWER.

II.	Section 6.01(b) – Consolidated Interest Coverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.B.8 above):	$

	B.	Consolidated Interest Expense for Subject Period:	$

	C.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B):	to 1

Must not be less than or equal to a ratio of 4.0 to 1.0.

In Compliance: Yes / No